EXHIBIT 99.3

NEWS RELEASE

Contact:

Robert Foney, Chief Marketing Officer

781.477.4814

rfoney@investorscapital.com

www.investorscapital.com

Investors Capital Holdings, Ltd. and RCS Capital Corporation Sign Definitive Merger Agreement

Lynnfield, MA (October 28, 2013) – On October 27, 2013, Investors Capital Holdings, Ltd. (“ICH”) (NYSE MKT: ICH) executed a definitive merger agreement (the “Merger Agreement”) with RCS Capital Corporation (“RCAP”) (NYSE: RCAP), pursuant to which RCAP will acquire ICH and its subsidiaries, including Investors Capital Corporation, a four-time recipient of the Investment Adviser Magazine Broker-Dealer of the Year Award, for a total consideration of approximately $52.5 million comprised of cash and RCAP stock. This transaction will allow RCAP to further expand its footprint in the independent financial advisor segment of the financial services industry.

Through Investors Capital Corporation, ICH has over $8 billion in assets under administration across approximately 190,000 client accounts through more than 450 independent financial advisors located in over 300 branches in the United States. It is expected that following the merger, ICH will continue to operate autonomously under its current management structure as part of the RCAP family of companies under the “Investors Capital” brand.

The closing of the transaction is subject to customary closing conditions, including FINRA approval of the proposed change in control, as well as approval of the transaction by ICH stockholders. The transaction is expected to close in the first quarter of 2014.

Nicholas S. Schorsch, Chairman of RCAP, commented, “The signing of this definitive agreement moves us ever closer to our longstanding goal of expanding into the independent retail brokerage segment of the financial services industry. The combination of RCAP and ICH allows us to broaden our portfolio of financial companies to provide a fully integrated investment solution to the retail investor by delivering high-quality investment solutions through our growing network of independent financial advisors.”

“We are excited at the opportunities afforded to ICH by this partnership,” said Tim Murphy, CEO and President of ICH. “The combined capabilities of ICH and RCAP position us strategically to pursue our vision of becoming not the biggest but the best independent broker/dealer in the industry.”

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About ICH

ICH is a diversified financial services holding company that operates primarily through its independent broker/dealer and investment advisor subsidiary, Investors Capital Corporation. Its mission is to provide premier, 5-Star Service and support to its valued registered representatives, including customizable advisory programs, proven practice management and marketing services, and time-saving technology to help them grow their businesses and exceed their clients’ expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., Investors Capital Holdings Securities Corporation, and Advisor Direct, Inc. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ICH’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements.

Such forward-looking statements include, but are not limited to: the ability to obtain requisite approvals for the acquisition, including, among other things, regulatory approval of certain changes in control of the ICH’s FINRA-regulated broker-dealer business and ICH shareholder approval; market volatility; unexpected costs or unexpected liabilities that may arise from the potential acquisition, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Additional factors that may affect future results are contained in ICH’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and ICH undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Additional Information

RCAP plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction and ICH plans to mail to its stockholders a proxy statement in connection with the proposed transaction, which will be included as a prospectus in RCAP’s Registration Statement on Form S-4 (the “Proxy Statement/Prospectus”). ICH stockholders and other investors are urged to read the Registration Statement and the Proxy Statement/Prospectus when they become available because they will contain important information about RCAP, ICH, the proposed transaction and related matters. A copy of the Registration Statement and the Proxy Statement/Prospectus, once filed, will be available free of charge at the SEC’s website at www.sec.gov. Copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by ICH and RCAP also will be obtainable, without charge, by directing a request to the investor relations department ICH or RCAP as follows:

ICH:

John Cataldo, CCO and Counsel
Investors Capital Corporation
jcataldo@investorscapital.com
Phone: (781) 477-4822

RCAP:

Brian S. Block, CFO
RCS Capital Corporation
bblock@arlcap.com
Phone: (866) 904-2988

Participants in Solicitation

The directors and executive officers of ICH, as well as other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding ICH’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the Proxy Statement/Prospectus to be filed with the SEC.